UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377
Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities

2026 Bridge financing

On June 3, 2026 Mitesco, Inc. (the “Company”) received funding from two (2) historical investors in the Company from two (2) new 2026 Bridge Notes. The 10% Original Issue Discount Convertible Promissory Notes (the “2026 Bridge Note”) with Monroe Street Capital, LLC. whose note has a face of $75,000, and with Pinz Special Opportunities Fund, LP, whose face is $150,000 purchase price, for a total of $225,000. The notes bear interest of 10% and have a maturity 12 months from the date of the note. Under the terms of the notes, the Company is obligated to repay a total of $247,500 as the note includes a 10% original issue discount. The notes may be converted into common stock of the Company at $0.15 per share, subject to certain adjustments. The description of the 2026 Bridge Note and related Securities Purchase Agreement represents summaries and are qualified in their entirety by Exhibit 10.1 and Exhibit 10.2, attached hereto and incorporated herein by reference.

The 2026 Bridge Notes were sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933. Securities issued in this offering have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 8.01 Other Events.

The Company has signed a non-binding term sheet with one of its historical lenders to provide an additional $30 million of funding through a facility using a Equity Line of Credit (ELOC) approach. The use of the funding facility is at the Company’s discretion and subject to numerous conditions. The funding includes a fee equal to two percent (2%) of the full funding amount to be secured with a promissory note which can be paid using a portion of the proceeds from the facility. The Company is expecting to have this facility in place shortly, and will be filing .a registration statement using Form S-1 shortly allowing any shares issued under the facility to be registered upon issuance. The Company’s counsel is working with counsel for the lender to create definitive documents, subject to approval of the Board of Directors.

The Company issued a press release on June 8, 2026 discussing one of its new A.I. based software application, RoboAgent. A copy of the press release is included in Exhibit 99.1 of this filing. .

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of 2026 Bridge Note
10.2	Form of 2026 Bridge Note Securities Purchase Agreement
99.1	Press release dated June 8, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2026	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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